11-K

Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-07255, 333-30324, 333-118312, 333-157504 and 333-192175) of Chesapeake Energy Corporation of our report dated June 27, 2019 relating to the financial statements and supplemental schedule of Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Oklahoma City, Oklahoma
June 27, 2019